Distribution and Shareholder Servicing Plan
for
Destra Investment Trust
Destra Investment Trust II
Multi-Class Plan

Whereas, Destra Investment Trust and Destra Investment Trust II (individually, a “Trust” and collectively, the “Trusts”) engage in business as open-end management investment companies and are registered as such under the Investment Company Act of 1940, as amended (the “Act”);

Whereas, shares of beneficial interest of each Trust are currently divided into multiple series (individually, a “Fund” and collectively, the “Funds”), each with multiple classes of shares (and additional classes may be added in the future) designated as Class A Shares, Class C Shares, Class P Shares and Class I Shares (collectively, the “Shares”);

Whereas, Destra Investments LLC (the “Distributor”) serves as the distributor of the Shares pursuant to a Distribution Agreement dated _______________, as amended from time to time, between Distributor and each Trust; and

Now, Therefore, the Trusts hereby adopt with respect to the Shares of each Fund, and the Distributor hereby agrees to the terms of, this Distribution and Shareholder Servicing Plan (the “Plan”), in accordance with Rule 12b-1 under the Act on the following terms and conditions:

1.A.The Trusts shall pay to the Distributor, as the distributor of the Class A Shares, a fee for distribution and/or servicing of the shares at the rate of up to 0.25% on an annualized basis of the average daily net assets of the Class A Shares, provided that, at any time such payment is made, whether or not this Plan continues in effect, the making thereof will not exceed any applicable restriction imposed by rules of the Financial Industry Regulatory Authority (“FINRA”).  Such fee shall be calculated and accrued daily and paid on the first business day of each calendar month for the preceding month or at such other intervals as the Trustees shall determine.

B.   i.The Trusts shall pay to the Distributor, as the distributor of the Class C Shares, a fee for distribution of the shares at the rate of up to 0.75% on an annualized basis of the average daily net assets of the Class C Shares, provided that, at any time such payment is made, whether or not this Plan continues in effect, the making thereof will not exceed any applicable restriction imposed by rules of FINRA. Such fee shall be calculated and accrued daily and paid on the first business day of each calendar month for the preceding month or at such other intervals as the Trustees shall determine.

ii.The Trusts shall pay to the Distributor, as the distributor of the Class C Shares, a service fee at the rate of up to 0.25% on an annualized basis of the average daily net assets of the Class C Shares, provided that, at any time such payment is made, whether or not this Plan continues in effect, the making thereof will not exceed any applicable restriction imposed by rules of FINRA. Such fee shall be calculated and accrued daily and paid on the first business day of each calendar month for the preceding month or at such other intervals as the Trustees shall determine.

C.The Trusts shall pay to the Distributor, as the distributor of the Class P Shares, a fee for distribution and/or servicing of the shares at the rate of up to 0.25% on an annualized basis of the average daily net assets of the Class P Shares, provided that, at any time such payment is made, whether or not this Plan continues in effect, the making thereof will not exceed any applicable restriction imposed by rules of FINRA.  Such fee shall be calculated and accrued daily and paid on the first business day of each calendar month for the preceding month or at such other intervals as the Trustees shall determine.

2.A.The amount set forth in paragraph 1.A. of this Plan shall be paid for the Distributor’s services as distributor of Class A Shares in connection with any activities or expenses primarily intended to result in the sale and/or servicing of the Class A Shares, including, but not limited to, payment of compensation, including incentive compensation, to securities dealers and other financial institutions and organizations (collectively, the “Service Providers”) to obtain various distribution related and/or administrative services for the investors in the Class A Shares.  These services may include, but are not limited to the following functions:  printing and delivering prospectuses, statements of additional information, shareholder reports, proxy statements and marketing materials related to Class A Shares to prospective and existing investors; providing educational materials regarding Class A Shares; providing facilities to answer questions from prospective and/or existing investors about the Funds; receiving and answering correspondence; complying with federal and state securities laws pertaining to the sale of Class A Shares; assisting investors in completing application forms and selecting dividend and other accounts options and any other activities for which “service fees” may be paid under Rule 2830 of the FINRA Conduct Rules.  The Distributor is also authorized to engage directly in any activities relating to the purposes of this Plan.  Payments under the Plan are not tied exclusively to actual distribution and service expenses, and the payments may exceed distribution and service expenses actually incurred.  The Distributor may retain some or all fees payable under the Plan in certain circumstances, including when there is no Service Provider of record or when qualification standards have not been met by the Service Provider of record.

B.The amount set forth in paragraph 1.B.i. of this Plan shall be paid for the Distributor’s services as distributor of the Class C Shares in connection with any activities or expenses primarily intended to result in the sale of the Class C Shares, including, but not limited to, payment of compensation, including incentive compensation, to Service Providers for distribution related services for the Class C Shares.  The amount set forth in paragraph 1.B.ii. of this Plan may be used by the Distributor to pay Service Providers (which may include the Distributor itself) for servicing shareholder accounts. These services may include, but are not limited to, the following functions: providing facilities to answer questions from existing investors about the Funds; receiving and answering correspondence; assisting investors in changing dividend and other account options and any other activities for which “service fees” may be paid under Rule 2830 of the FINRA Conduct Rules.   The Distributor is also authorized to engage directly in any activities relating to the purposes of this Plan.  Payments under the Plan are not tied exclusively to actual distribution and service expenses, and the payments may exceed distribution and service expenses actually incurred.  The Distributor may retain some or all fees payable under the Plan in certain circumstances, including when there is no Service Provider of record or when qualification standards have not been met by the Service Provider of record.

C.The amount set forth in paragraph 1.C. of this Plan shall be paid for the Distributor’s services as distributor of Class P Shares in connection with any activities or expenses primarily intended to result in the sale and/or servicing of the Class P Shares, including, but not limited to, payment of compensation, including incentive compensation, to Service Providers to obtain various distribution related and/or administrative services for the investors in the Class P Shares.  These services may include, but are not limited to the following functions:  printing and delivering prospectuses, statements of additional information, shareholder reports, proxy statements and marketing materials related to Class P Shares to prospective and existing investors; providing educational materials regarding Class P Shares; providing facilities to answer questions from prospective and/or existing investors about the Funds; receiving and answering correspondence; complying with federal and state securities laws pertaining to the sale of Class P Shares; assisting investors in completing application forms and selecting dividend and other accounts options and any other activities for which “service fees” may be paid under Rule 2830 of the FINRA Conduct Rules.  The Distributor is also authorized to engage directly in any activities relating to the purposes of this Plan.  Payments under the Plan are not tied exclusively to actual distribution and service expenses, and the payments may exceed distribution and service expenses actually incurred.  The Distributor may retain some or all fees payable under the Plan in certain circumstances, including when there is no Service Provider of record or when qualification standards have not been met by the Service Provider of record.

3.This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trusts and (b) those Trustees of the Trusts who are not “interested persons” of the Trusts (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the “Rule 12B-1 Trustees”), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

4.After approval as set forth in paragraph 3, this Plan shall take effect as of the date of execution.  The Plan shall continue in full force and effect as to the Shares of each Fund for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3.

5.The Distributor shall provide to the Trustees of the Trusts, and the Trustees shall review, at least quarterly, a written report of the amounts so expended under the Plan and the purposes for which such expenditures were made.

6.This Plan may be terminated as to the Class A Shares, Class C Shares or Class P Shares of any Fund at any time, without payment of any penalty, (a) by vote of a majority of the Rule 12b-1 Trustees, or (b) by a vote of a majority of the outstanding voting securities (as defined in the Act) of the Class A Shares, Class C Shares or Class P Shares, respectively, of a Fund.

7.This Plan may not be amended to increase materially the amount of the fees provided for in paragraph 1 hereof for the Class A Shares, Class C Shares or Class P Shares of any Fund unless such amendment is approved by a vote of a majority of the outstanding voting securities (as defined in the Act) of the Class A Shares, Class C Shares or Class P Shares, respectively, of that Fund and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in paragraph 3 hereof.

8.While this Plan is in effect, a majority of the Trustees must not be “interested persons” (as defined in the Act) of the Trusts and the selection and nomination of Trustees who are not “interested persons” (as defined in the Act) of the Trusts shall be committed to the discretion of the Trustees who are not such interested persons.

9.The provisions of this Plan are severable for each series and Shares of the Trusts and should any provision of this Plan be held or made invalid by a court decision, rule or otherwise, the remainder of the Plan shall not be affected thereby.  Action shall be taken separately for each series of the Trust and the Shares as the Act or the rules thereunder so require.

10.The Trusts shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

Adopted: April 26, 2011

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